FORM 10-K                                         Page 288

Exhibit 4.11


     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment
     is made to Cede & Co. or to such other entity as is    requested by
     an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until it is exchanged in whole or in part for Debentures in definitive registered form, this Debenture may not be transferred except as a whole by the Depositary to the nominee of
     the Depositary or by a   nominee of the Depositary to the
     Depositary or another Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         No. 1                                       $100,000,000

                                               CUSIP:  206814 AA3

                                CONE MILLS CORPORATION

                         8-1/8%  Debentures Due March 15, 2005

          Cone Mills Corporation, a corporation duly

     organized and existing under the laws of North Carolina (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS on March 15, 2005, and to pay interest thereon semiannually on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 1995, at the rate per annum specified in the title of this Debenture, from March 15, 1995 or the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on this Debenture, from March 15, 1995, until payment of said principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Debenture is registered at the close of business on the March 1 or September 1, as the case may be, next preceding such Interest Payment Date.

FORM 10-K                                         Page 289

Exhibit 4.11


              Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security register.

              Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as if fully set forth at this place.

              Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or become obligatory for any purpose.

              IN WITNESS WHEREOF, Cone Mills Corporation has caused this instrument to be duly executed under its corporate seal.

         Dated:  March 15, 1995
                                           CONE MILLS CORPORATION


                                      By: /S/ John L. Bakane

         Attest:

          /S/ Terry L. Weatherford


                  TRUSTEE'S CERTIFICATION OF AUTHENTICATION

              This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                        WACHOVIA BANK OF NORTH
                                        CAROLINA, N.A. as Trustee

                                   By:  /S/ Robert W. Seifert
                                       Authorized Signatory

FORM 10-K                                         Page 290
Exhibit 4.11
                               CONE MILLS CORPORATION
                        8-1/8% Debentures Due March 15, 2005

     This Debenture is one of a duly authorized issue of debentures, notes, and/or other unsecured evidences ofindebtedness of the Company (herein called the "Securities") of the series hereinafter defined, issued or to be issued in one or more series under an Indenture, dated as of February 14, 1995 (herein called the "Indenture"), between the Company and Wachovia Bank of North Carolina, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Debenture is one of a series designated as the 8-1/8% Debentures Due March 15, 2005 of the Company limited in aggregate principal amount to $100,000,000 (the "Debentures").

          If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable, in the manner and with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture or certain restrictive covenants with respect to this Debenture, in each case upon compliance by the Company with certain conditions set forth therein.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the right of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof or make the

FORM 10-K                                         Page 291

Exhibit 4.11

     principal thereof (including any amount in respect of original issue discount) or interest thereon payable in any coin or currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof, or impair or affect the right of any Holder to institute suit for the payment thereof, any right of repayment at the option of the Holder, in each case without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security so affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration of the acceleration of the maturity of such Securities, the Holders of a majority in aggregate principal amount of the Securities of such series Outstanding (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner, at the respective times, place and rate, and in the coin or currency, herein prescribed.

          The Debentures may not be redeemed prior to maturity. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security register upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

FORM 10-K                                         Page 292

Exhibit 4.11


          The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

          No service charge shall be made for any such registration of transfer of exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Security be overdue and notwithstanding any notation of ownership or other writing hereon, for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, or any past, present or future shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.